UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2011

Hanmi Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30421	95-4788120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Ph-A Los Angeles, California		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 382-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 19, 2011, Hanmi Financial Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the U.S. Securities and Exchange Commission to report under Item 5.07, Submission of Matters to a Vote of Security Holders, the voting results of its annual meeting of stockholders held on August 17, 2011 (the “2011 Annual Meeting”), including the results of a non-binding, advisory proposal on the frequency of conducting stockholder advisory votes on the compensation of the Company’s named executive officers. This Current Report on Form 8-K/A is being filed as an amendment to the Original 8-K for the sole purpose of disclosing the decision of the Board of Directors (the “Board of Directors”) of the Company as to how frequently the Company will conduct future stockholder advisory votes on the compensation of its named executive officers. No other changes have been made to the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, at the 2011 Annual Meeting, the Company’s stockholders voted, on an advisory basis, to conduct future stockholder advisory votes on the compensation of the Company’s named executive officers on an annual basis. The Board of Directors has considered the voting results at the 2011 Annual Meeting and other factors, and consistent with the Board of Directors’ recommendation that future stockholder advisory votes on executive compensation be conducted annually, the Board of Directors has determined that the Company will conduct future stockholder advisory votes on the compensation of its named executive officers on an annual basis until the occurrence of the next required advisory vote on the frequency of conducting future stockholder advisory votes on the compensation of the Company’s named executive officers, which will be no later than the Company’s annual meeting of stockholders held in 2017, or until the Board of Directors otherwise determines that a different frequency for such stockholder advisory votes is in the best interest of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2012	HANMI FINANCIAL CORPORATION

	By:	/s/ Jay S. Yoo
Name: Jay S. Yoo
Title: President and Chief Executive Officer